UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement

Loan Assignment and Release Agreement

On December 8, 2023, micromobility.com Inc. (the “Company”) entered into an Assignment and Release Agreement (the “Assignment Agreement”) by and among Securis Investment Partners, LLP (“Assignor”), YA II PN, Ltd. (the “Assignee”), and the Company. Pursuant to that Assignment Agreement, in exchange for the settlement amount set forth therein, the Assignor assigned and conveyed the aggregate principal amount outstanding (the “Principal”) under a loan agreement the Company entered into with the Assignor on March 23, 2021, to the Assignee.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

Loan Amendment Agreement

On December 8, 2023, as inducement of- and condition to-the Assignment Agreement, the Company entered into a Loan Amendment Agreement (the “Loan Amendment”) by and between the Company and Assignee. Pursuant to that Loan Amendment, we consented to the assignment of the Principal to the Assignee and to make monthly payments against a new principal amount outstanding as of the date of the Loan Amendment (the “New Principal”), subject to interest due to the Assignee in accordance with the repayment schedule therein. Under the Loan Agreement, we also agreed to grant the Assignee conversion rights subject to the outstanding balance of the New Principal subject to a conversion price of $1.25 per share of common stock of the Company (the “Conversion Price”). As a result, the Assignee may convert the New Principal in its sole discretion at any time on or prior to maturity at the Conversion Price. We may not convert any portion of the New Principal if such conversion would result in the Assignee beneficially owning more than 4.99% of our then issued common stock, provided that such limitation may be waived by the Assignee with 65 days’ notice.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 hereto and is hereby incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 11, 2023, the Company issued a press release relating to its entry into the Assignment Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Loan Assignment and Release Agreement, dated December 8, 2023, between YA II PN, Ltd., Securis Investment Partners, LLP, and the Company
10.2	Loan Amendment Agreement, dated December 8, 2023, between YA II PN, Ltd. and the Company
99.1*	Press Release of the Company dated as of December 11, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer